Exhibit 99

Form 3 Joint Filer Information

Name:  Liberation Investments, L.P.
Address: 11766 Wilshire Blvd, Suite #870, Los Angeles, CA 90025

Name:  Liberation Investments, Ltd.
Address: P.O. Box 31106, SMB Corporate Centre, West Bay Road, Grand Cayman,   Cayman Islands

Name:  Emanuel R. Pearlman
Address: 11766 Wilshire Blvd, Suite #870, Los Angeles, CA 90025

Designated Filer: Liberation Investment Group, LLC

Issuer and Ticker Symbol: Friedman's Inc. (FRDM)

Date of  Event Requiring Statement: 01/18/2005

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LA1:#6297002